NOTICE OF GUARANTEED DELIVERY
REGARDING THE OFFER BY THE SINGAPORE FUND, INC.

This form must be used to participate in the Offer if a Stockholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Terms used in this form that are not otherwise defined in this form shall have the meanings specified in the Offer to Repurchase, dated February 14, 2012. This form may be delivered by hand, overnight courier or mail or facsimile transmission to the Depositary at the appropriate address set forth below. Tenders using this form may be made only by or through a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States.

THE COLBENT CORPORATION, DEPOSITARY:

Delivery by First Class Mail:	Delivery by Registered, Certified or Express Mail or Overnight Courier:	Delivery by Hand (between 9:00 a.m. and 5:00 p.m. New York City time):
The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions PO Box 859208 Braintree, MA 02185-9208	The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions 161 Bay State Road Braintree, MA 02184	The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions 161 Bay State Road Braintree, MA 02184

Facsimile No. for Notice of Guaranteed Delivery:
781-930-4939

Facsimile No. for Notice of Guaranteed Delivery Confirmation:
781-930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE DOES NOT
CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby requests the purchase by The Singapore Fund, Inc. ("Fund"), upon the terms and conditions set forth in its Offer to Repurchase dated February 14, 2012 and the related Letter of Transmittal (which together constitute the "Offer Documents"), receipt of which are hereby acknowledged, of the number of Shares specified below and all Shares that may be held in the names) of the registered holder(s) by the Fund's transfer agent under the Fund's dividend reinvestment plan according to the guaranteed delivery procedures set forth in Section 5 of the Offer to Repurchase.

Number of Shares Tendered for Purchase: _____________________________________________________

Certificate Nos. (if available):	Name(s) of Record Holder(s):

___________________________________

_________________________________________	___________________________________

Address:

___________________________________

_________________________________________	___________________________________

IF YOU ARE TENDERING 2,500 OR MORE SHARES OF THE FUND ON BEHALF OF ANY INDIVIDUAL BENEFICIAL OWNER, YOU MUST PROVIDE THE INFORMATION REQUESTED BELOW. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE TENDER WHICH WILL MEAN THE FUND CANNOT PURCHASE THE SHARES TENDERED ON BEHALF OF ANY INDIVIDUAL BENEFICIAL OWNER TENDERING MORE THAN 2,500 SHARES OF THE FUND.

Your Name:

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Name & Telephone No. of Representative (optional):

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Please complete the following ONLY if you have established an account directly with the CDP:

Account Holder Name:

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Personal Identification Number (e.g., identification card or passport number):

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CDP Account Number:

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Please complete the following ONLY if you have established an account with the CDP through a broker, custodian or depository agent:

Account Holder Name:

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Broker, Custodian or Depository Agent Name (in Singapore):

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Broker, Custodian or Depository Agent Address:

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Broker, Custodian or Depository's Local Bank Identifier Code:

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Broker, Custodian or Depository's Institution Bank Identifier Code:

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Securities Account No. with Broker, Custodian or Depository Agent:

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If Shares will be tendered for purchase by book-entry transfer to the Depository Trust Company ("DTC"), please check box*: ☐

*  Please complete the DTC Delivery Election Form included with your materials and submit it with this Notice of Guaranteed Delivery if you desire to retain ownership of the Portfolio Securities received.

*  Please also complete and submit the Authorization Instructions Form included with your materials.

DTC Participant Number: _________________________________________	Area Code and Telephone Number: ___________________________________

Dated: _________________ , 2012	Signature: __________________________

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby: (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company), together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, all of which must be received by the Depositary prior to 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, properly completed and duly executed; and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm: _______________________________	____________________________________________

(Please Print)	Authorized Signature:

Address: ____________________________________	Name: ______________________________________

(Please Print)

____________________________________________	Title: _______________________________________

City State Zip Code

Area Code and Telephone Number: _______________	Date: _______________________________________

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.